UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 23, 2017

Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Wal-Mart Stores, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2017 (the “Initial Form 8-K”), on January 5, 2017, John Furner was appointed Executive Vice President, President and Chief Executive Officer of the Company’s Sam’s Club segment, effective February 1, 2017. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. Furner’s compensation in connection with his new position.
On January 23, 2017, the Compensation and Management Development Committee (the “CMDC”) of the Company’s Board of Directors approved the terms of Mr. Furner’s compensation for the fiscal year ending January 31, 2018 (“fiscal 2018”). For fiscal 2018, Mr. Furner will receive an annual salary of $780,000, subject to annual adjustment. Mr. Furner will also be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria to be established by the CMDC. For fiscal 2018, Mr. Furner’s target cash incentive payment under the MIP will be 180% of his base salary, with a maximum possible payout of 225% of his base salary.
Mr. Furner will also be eligible to receive an annual equity award, generally consisting of a combination of restricted stock and performance-based restricted stock units. As part of Mr. Furner’s annual equity award, on January 23, 2017, the CMDC approved an annual award of 22,506 restricted shares of Company common stock, par value $0.10 per share (“Common Stock”), which will vest on approximately the third anniversary of the date of grant, provided that Mr. Furner continues to be employed by the Company through that vesting date. Also on January 23, 2017, as the remainder of Mr. Furner’s annual equity award, the CMDC approved an award of 76,519 performance-based restricted stock units, which provide the right to receive shares of Common Stock if certain performance goals to be established by the CMDC are achieved, provided also that Mr. Furner remains employed by the Company through January 31, 2020. On January 23, 2017, Mr. Furner also received an additional award of 70,945 performance-based restricted stock units in connection with his promotion, which award will vest on January 31, 2018, provided that certain performance goals to be established by the CMDC are achieved, and provided that Mr. Furner remains employed by the Company through January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 27, 2017

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and General Counsel, Corporate Division